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                                                                    Exhibit 23.5


                     Consent of Lamn, Krielow, Dytrych & Co.

        We consent to the incorporation by reference in the Registration Statement of SpectraSite Holdings, Inc., on Form S-3 of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998, relating to the financial statements of MJA Communications Corp. and to the references to our firm in the Registration Statement.


/s/ Lamn Krielow Dytrych & Co.

LAMN, KRIELOW, DYTRYCH & CO.
Certified Public Accountants
December 28, 2000